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                                                                    EXHIBIT 99.2

                     FORM OF NOTICE OF GUARANTEED DELIVERY
                                      FOR
                   8-5/8% SENIOR SUBORDINATED NOTES DUE 2008
                                       OF
                            POOL ENERGY SERVICES CO.

         As set forth in the Prospectus, dated May __, 1998 (the "Prospectus") of Pool Energy Services Co. (the "Company") and the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to purchase all of its outstanding 8-5/8% Senior Subordinated Notes Due 2008, Series A (the "Old Notes") if (i) certificates representing the Old Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or
(iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
       , 1998, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

                              MARINE MIDLAND BANK

   By Mail, By Overnight Courier                          By Facsimile:
            or by Hand:                        (For Eligible Institutions Only)
        Marine Midland Bank                              (212) 658-2292
       140 Broadway, Level A
   New York, New York  10005-1180                     Confirm by Telephone:
Attention:  Corporate Trust Operations                   (202) 658-5931

                             For Information Call:
                                 (800) 662-9844

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA TELEGRAM, TELEX OR FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" participating in a recognized medallion signature guarantee program under the instruction thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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To:  The Bank of New York

Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

 Certificate No(s). for Old Notes (if available)     Name(s) of Registered Holder(s):

 ------------------------------------------------    -------------------------------------------------

 ------------------------------------------------    -------------------------------------------------

 ------------------------------------------------    -------------------------------------------------

 Aggregate Principal Amount of Old Notes             Address
 Tendered:
          ---------------------------------------    -------------------------------------------------

                                                     -------------------------------------------------

                                                     -------------------------------------------------

                                                     Area Code and Tel. No. (if available)

                                                     -------------------------------------------------

                                                     Signature(s) of Registered Owner(s) or
                                                     Authorized Signatory:

                                                     -------------------------------------------------

                                                     -------------------------------------------------

                                                     -------------------------------------------------
                                                     Dated:
                                                           -------------------------------------------

If Old Notes will be delivered by book-entry transfer at the Depository Trust Company, Depository Account No:
                               -------------------------------------------------



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This Notice of Guaranteed Delivery must be signed by the registered holder(s)
of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):
        ------------------------------------------------------------------------

Capacity:
         -----------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------


DO NOT SEND OLD NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.





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THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND
OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET
FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of
Firm:
     ---------------------------------------------------------------------------
                              Authorized Signature

Address:
        ------------------------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:                                         Date:
      -----------------------------------------     ----------------------------

Area Code and Telephone No.:
                            ----------------------------------------------------




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